UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 30, 2008

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 31, 2008, The Aristotle Corporation (the “Company”) and Steven B. Lapin, a director and President and Chief Operating Officer of the Company, entered into Amendment No. 2 to Retirement Benefit Agreement (see Exhibit 10.19) whereby the Retirement Benefit Agreement, as previously amended, will, among other things, continue in effect until Mr. Lapin’s separation from service with the Company, death or disability.

Item 8.01 - Other Events

(i)  On December 30, 2008, the following individuals were elected as directors of the Company, each to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until such director’s earlier resignation or removal:  Ira A. Harkavy, John L. Lahey, Steven B. Lapin, Donald T. Netter, Edward Netter, W. Phillip Niemeyer, James G. Tatum, Roy T. K. Thung and John A. Whritner.

(ii)  As reported in its public filings, the Company is a limited partner in an investment partnership, the assets of which have been managed in a separate account by a non-affiliated party.  The Company has recently become aware of certain activities alleged to have been engaged in by the broker-dealer with whom the assets have been invested.  As a result, the Company is not at this time able to determine the realizable value of its investment in the partnership.  The Company believes that any diminution in value of its limited partnership investment will not impair the Company’s ability to conduct its business in the ordinary course.

Item 9.01 - Financial Statements and Exhibits

(d)

Exhibits

Exhibit 10.19 – Amendment No. 2 to Retirement Benefit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel
and Secretary

Date:  January 2, 2009

EXHIBITS

Exhibit 10.19 – Amendment No. 2 to Retirement Benefit Agreement.